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                                                                     Exhibit 4.5


                        WORKGROUP TECHNOLOGY CORPORATION

                       1996 Employee Stock Purchase Plan
                         Enrollment/Authorization Form

Please complete the Employee Information and the appropriate section below.
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EMPLOYEE INFORMATION (Please print)

     Name:_____________________________________________________________
               First          Middle          Last

     Home
     Address:__________________________________________________________
               Number         Street

        _______________________________________________________________
         City  Province/State Postal/Zip Code               Country

     Social Security #:________________________________________________

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ENROLL IN THE 1996 EMPLOYEE STOCK PURCHASE PLAN

                    ____  Enroll         ____  Re-Enroll

     I wish to enroll or re-enroll in the 1996 Employee Stock Purchase Plan (the "Plan"). I have received and read a copy of the Plan and the Participant Information Statement dated _______. I understand that so long as I remain eligible, I will remain in the Plan until I file a new form to withdraw. I am aware that deductions will be made from my payroll check during each Payment Period and that, in accordance with the Plan, all unused payroll deductions will be refunded without interest to me upon withdrawal or termination of participation in the Plan. I understand that deductions may not be increased or decreased during a Payment Period. I also understand that my continued participation in Plan on the last day of a Payment Period shall be deemed to be an exercise of my option on such date for the number of full shares of Common Stock as my accumulated payroll deductions on such date will pay for. I hereby authorize the purchase of Common Stock on my behalf in accordance with the terms of the Plan.

               Percentage of total compensation (including base pay or salary and any overtime, bonuses or commissions) to be deducted (per Payment Period):

           / /1% / /2% / /3% / /4% / /5% / /6% / /7% / /8% / /9% / /10%

                               (Please check one)
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     If you wish your 1996 Employee Stock Purchase Plan Account to be opened as a joint account and shares to be issued to you and another individual of legal age as joint tenants with right of survivorship, subject to applicable law, print additional name:

     __________________________________________________________
               First          Middle          Last


     ____________________________       ________________________
     Employee Signature                    Date

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  CHANGE PAYROLL DEDUCTION:

          Please change my payroll deduction to:

                  / /1% / /2% / /3% / /4% / /5% / /6% / /7% / /8% / /9% / /10%
                                        (Please check one)

  effective as of the next / / August 1, / / February 1 Payment Period to occur after the date below.

      ___________________________       ________________________
      Employee Signature                 Date

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WITHDRAW FROM THE 1996 EMPLOYEE STOCK PURCHASE PLAN

     I wish to withdraw from the 1996 Employee Stock Purchase Plan. Please discontinue payroll deductions as of ____/____/____ or if not administratively possible, as of the following pay period. I understand that any funds accumulated during the current Payment Period will be returned to me, without interest.

      ___________________________       ________________________
      Employee Signature                 Date

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     THIS AUTHORIZATION MUST BE RECEIVED BY THE COMPANY AT LEAST TEN BUSINESS
  DAYS BEFORE THE FIRST DAY OF THE NEXT SUCCEEDING PAYMENT PERIOD AND SHALL TAKE EFFECT ONLY IF THE EMPLOYEE IS AN ELIGIBLE EMPLOYEE ON THE FIRST BUSINESS DAY OF SUCH PAYMENT PERIOD.

              THIS AUTHORIZATION REVOKES ALL PRIOR AUTHORIZATIONS

                         Return this completed form to:

                               George R. McHorney
                            Chief Financial Officer
                        Workgroup Technology Corporation
                               81 Hartwell Avenue
                              Lexington, MA 02173